Exhibit 99.1

Kodiak Oil & Gas Corp.’s Securityholders Approve Arrangement with Whiting Petroleum Corporation

DENVER — Dec. 3, 2014 /PRNewswire/ — Kodiak Oil & Gas Corp. (NYSE: KOG)(“Kodiak”), today announced that its securityholders approved the proposals relating to the previously announced arrangement agreement entered into on July 13, 2014 with Whiting Petroleum Corporation (“Whiting”) and a wholly-owned subsidiary of Whiting (“Whiting Canadian Sub”) under which Whiting Canadian Sub will acquire all of the outstanding common shares of Kodiak in exchange for common shares of Whiting (the “Arrangement”).  At the special meeting, Kodiak shareholders and securityholders voted on and approved a resolution with respect to the Arrangement, and Kodiak shareholders voted on and approved: (i) a resolution with respect to the continuance of Kodiak from Yukon Territory to British Columbia (the “continuance resolution”); and (ii) on a non-binding, advisory basis, the compensation that may be paid or become payable to Kodiak’s named executive officers in connection with the Arrangement (the “arrangement-related compensation proposal”).  The special meeting was held on December 3, 2014.

A total of 208,796,172 common shares (approximately 77.95% of the outstanding common shares) and a total of 3,284,266 RSUs, options and restricted stock awards were represented at the special meeting in person or by proxy. The Arrangement resolution was approved by shareholders holding 97.25% of the outstanding common shares voting in person or by proxy at the special meeting and by securityholders holding 97.26% of common shares and Kodiak RSUs, options and restricted stock awards, voting together as a class, present in person or by proxy at the special meeting. The continuance resolution and the arrangement-related compensation proposal were approved by shareholders holding 97.40% and 84.45%, respectively, of the common shares of Kodiak voting in person or by proxy at the special meeting.

Kodiak will apply for a final order of the Supreme Court of British Columbia for approval of the Arrangement on December 4, 2014. Assuming receipt of court approval and the satisfaction or waiver of all other conditions to closing, Kodiak expects that the Arrangement will close on December 8, 2014.

About Kodiak Oil & Gas Corp.

Denver-based Kodiak Oil & Gas Corp. is an independent energy exploration and development company focused on exploring, developing and producing oil and natural gas primarily in the Williston Basin in the U.S. Rocky Mountains.  For further information, please visit www.kodiakog.com.  Kodiak’s common shares are listed for trading on the New York Stock Exchange under the symbol: “KOG.”

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” projects,” “potential” and similar expressions, or that events or conditions “will,” “would,” “may,” “could” or “should” occur. Forward-looking statements in this document include statements regarding the anticipated completion of the Arrangement and the timing thereof.  Factors that could cause or contribute to such differences include, but are not limited to, the ability to obtain court approval of the Arrangement and the ability to complete the Arrangement on anticipated terms and timetable.

For further information, please contact:

Mr. Lynn A. Peterson, CEO and President, Kodiak Oil & Gas Corp. +1-303-592-8075

Mr. James Henderson, CFO, Kodiak Oil & Gas Corp. +1-303-592-8075